                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of The Chase Manhattan Corporation of our report dated January 18, 2000 relating to the financial statements, which appears in The Chase Manhattan Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY
December 28, 2000